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Exhibit 23.5.

ENGINEER'S CONSENT

        As independent petroleum engineers, we hereby consent to the reference of our appraisal reports for Celsius Energy Resources Ltd. as of the year ended December 31, 2001, incorporated herein by reference into the following Registration Statements: Form S-3 (No. 333-48168) and Form S-8 (33-4436, 33-15149, 33-40800, 33-40801, 33-48169, 333-04913, 333-04951, 333-67658 and 333-89486).

/s/ WAYNE W. CHOW Vice President GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

Dated: March 4, 2005
Calgary, Alberta
CANADA

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ENGINEER'S CONSENT